Exhibit 16


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April 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

COMMISSIONERS:

We have read the statements made by Procare America, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 22, 2002. We agree with the statements concerning our Firm in such Form 8-K.
Sincerely,


                    /S/ WENTZEL BERRY WENTZEL & PHILLIPS, PA


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